UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2025

C3.AI, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction
of Incorporation)
1400 Seaport Blvd
Redwood City, CA
(Address of Principal Executive Offices)
001-39744
(Commission File Number)

26-3999357
(IRS Employer Identification No.)
94063
(Zip Code)
(650) 503-2200
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	AI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Chief Executive Officer
The Board of Directors (the “Board”) of C3.ai, Inc. (the “Company”) unanimously appointed Stephen Ehikian as the Company’s Chief Executive Officer, effective September 1, 2025. Thomas M. Siebel will continue to be engaged as Executive Chairman.
Mr. Ehikian, 44, is a seasoned technology leader. He was a member of the founding team and served as Chief Operating Officer and Chief Financial Officer of RelateIQ from 2011 to July 2014, when it was acquired by Salesforce. He served as Vice President of Products at Salesforce from July 2014 to July 2017. Mr. Ehikian then served as Chief Executive Officer and Cofounder of Airkit.ai, from October 2017 until November 2023, when it was acquired by Salesforce. Following the acquisition, Mr. Ehikian served as Vice President of AI Products at Salesforce from November 2023 to January 2024. From January 2025 to July 2025, Mr. Ehikian served as Acting Administrator and Deputy Administrator of the General Services Administration. Mr. Ehikian holds a bachelor’s degree in mechanical engineering and economics from Yale University and an M.B.A. from the Stanford Graduate School of Business.
In connection with his appointment as Chief Executive Officer, on August 29, 2025, the Company and Mr. Ehikian entered into an employment letter (the “Employment Letter”), pursuant to which Mr. Ehikian will receive a base salary of $1,000,000 per year and is eligible to receive an annual discretionary performance bonus with a target amount of $1,000,000, with the potential to earn up to $2,000,000, at the discretion of the Compensation Committee of the Board (the “Compensation Committee”). Payment of the target bonus amount of $1,000,000 will be guaranteed for the first year of Mr. Ehikian’s employment and paid, less payroll withholdings and deductions, quarterly in equal installments, provided that he remains a full-time active employee on each payment date.
As a material inducement to his acceptance of the Company’s offer of employment, and subject to the approval of the Board or the Compensation Committee, Mr. Ehikian will receive an award of restricted stock units (“RSUs”) having an approximate value of $20,000,000. This RSU award will vest in accordance with the following schedule, subject to vesting acceleration provisions set forth in the Employment Letter: a portion of the grant having a grant date fair value equal to approximately $7,000,000 will vest on December 30, 2025 (the “Contingent Portion”), and the remaining portion of the grant will vest quarterly thereafter in eleven equal installments until the grant is either fully vested or his continuous service terminates, whichever occurs first.
Under the terms of the Employment Letter, if Mr. Ehikian resigns voluntarily for any reason or is terminated for cause within 24 months following his first day of employment with the Company, and if the Contingent Portion of the RSU Award has vested, then Mr. Ehikian must repay to the Company, a cash amount equal to the fair market value, measured as of December 30, 2025, of the Contingent Portion of the RSU Award.
In addition, as a material inducement to his acceptance of the Company’s offer of employment, and subject to the approval of the Board or Compensation Committee, Mr. Ehikian will receive a stock option award to purchase shares of the Company’s Class A Common Stock having an approximate grant date fair value of $15,000,000. This stock option award will vest in accordance with the following schedule, subject to vesting acceleration provisions set forth in the Employment Letter: 5% of the grant will vest three months after the date of grant, and 5% of the grant will vest quarterly thereafter until the grant is either fully vested or Mr. Ehikian’s continuous service terminates, whichever occurs first.

Each of the above-described awards will be granted under an inducement equity incentive plan and applicable form of award agreement to be adopted by the Board.
The Employment Letter also provides that, upon certain qualifying terminations of Mr. Ehikian’s employment within the first 12 months of his employment or within 36 months following a change in control, he will be entitled to certain severance payments and equity vesting acceleration.
There are no arrangements or understandings between Mr. Ehikian and any other person pursuant to which Mr. Ehikian was selected as Chief Executive Officer. Mr. Ehikian does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Item 7.01    Regulation FD Disclosure.
On September 3, 2025, the Company issued a press release announcing the appointment of Stephen Ehikian as the Company’s Chief Executive Officer. The press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.
The information contained in this Item 7.01 of this Current Report on Form 8-K, including the accompanying Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings, unless expressly incorporated by specific reference in such filing.

Item 9.01 Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release regarding Appointment of Chief Executive Officer dated September 3, 2025.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C3.ai, Inc.

Dated: September 5, 2025
	By:	/s/ Thomas M. Siebel
Thomas M. Siebel
Executive Chairman